EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Streicher Mobile Fueling, Inc.

We consent to the use of our report incorporated herein by reference in the prospectus and to the reference to our firm under the heading "Experts."

KPMG LLP

Fort Lauderdale, Florida,
    February 23, 2000